                        REORGANIZATION PLAN AND AGREEMENT

A PLAN AND  AGREEMENT  dated as of  September  20, 2000 by and among  Innovation
International, Inc., a Delaware corporation ("INNO"), REFERRAL HOLDINGS, INC., a
Nevada   corporation   organized  by  INNO   ("HOLDINGS"),   Referralfinance.Com
Corporation,  a Wyoming corporation ("RFCC"), and Glenn A. LaPointe ('LaPointe")
as Owners Agent and Representative for the sixteen (16) individual  shareholders of RFC whose names are listed on Schedule I annexed hereto ("the OWNERS").

                                   WITNESSETH:

     WHEREAS:  INNO is owned by more than 400 shareholders residing in 26 States
(the  "Shareholders");  and HOLDINGS is owned by INNO;  and 100% of the stock of
RFCC is held by the OWNERS; and

     WHEREAS,   the  Owners   have   appointed   LaPointe  as  their  agent  and
representative  to act in their  behalf and to execute  this  agreement in their behalf with full authority to obligate each of them as if each of the Owners had himself or herself executed this agreement; and.

     WHEREAS,   the  Board  of   Directors   of  INNO  has   declared   a  stock
dividend-in-kind,  equal to 1,600,000 shares of the Common Stock of HOLDINGS and
1,600,000  Common Stock Purchase  Warrants of HOLDINGS,  payable directly to the
Shareholders  and subject to their  acceptance or return as described  elsewhere herein,  resulting  in the  severance  and  termination  of INNO's  control over
HOLDINGS; and

     WHEREAS,  the Board of Directors of HOLDINGS has approved a plan to acquire
100% of the stock of RFCC,  and the OWNERS wish to transfer the same to HOLDINGS as provided herein,  in exchange for the Consideration  described  herein,  'and subject to the condition that HOLDINGS be severed from INNO; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises herein set forth, and subject to the terms and conditions  hereof,  the parties agree as follows:

     1.  ACQUISITION  OF RFCC BY  HOLDINGS.  Prior to the Closing  Date  defined herein,  INNO shall have declared and given notice of a stock dividend,  payable to all  shareholders of INNO,  pro-rata,  in shares of HOLDINGS Common Stock and
Common Stock Purchase  Warrants.  The payment date for said dividend shall be as soon as  practicable  following the closing date and shall be postponed  only to accommodate the preparation of a Foffi1 10SB and a Disclosure Statement required by the SEC to be distributed to shareholders at the time the stock is physically delivered to them.  Nothing herein  contained shall diminish the obligations set forth  herein  pursuant  to which INNO shall  distribute  or cause  HOLDINGS  to distribute  1,600,000  shares  ("Shares") of the $.001 par value Common Stock of
HOLDINGS and 1,600,000 Common Stock Purchase  Warrants  ("Warrants") of HOLDINGS
to the  Shareholders in the ratio of One (1) HOLDINGS share and One (1) HOLDINGS warrant for each  Twenty-five  (25) INNO shares owned,  said  distribution to be done as a Stock Dividend-in- Kind. On the Closing Date, HOLDINGS shall issue and deliver to the OWNERS the consideration  described below in exchange for 100% of the stock in RFCC owned by them;  whereupon RFCC shall then have become a wholly owned subsidiary of HOLDINGS.

     2. CONSIDERATION. In consideration of the acquisition of RFCC, HOLDINGS shall issue and deliver an aggregate of nineteen million, seven hundred thousand
(19,700,000)  shares of its common  stock to be  allocated  to the OWNERS in the same proportion as their holdings in RFCC are described in Schedule I hereto.

     3. THE  CLOSING.  The  closing  of the  transactions  contemplated  by this
Agreement  (the  "Closing")  shall take place on  September  20, 2000 at a place deteffi1ined and agreed by HOLDINGS and the OWNERS.

     4.  REPRESENTATIONS OF RFCC AND THE OWNERS.  RFCC and the OWNERS identified herein  jointly and  severally  represent  and  warrant to INNO and  HOLDINGS as follows:

          (a)  Organization.  RFCC is duly  organized  and  validly  exists as a business  corporation  under the laws of the  State of  Texas.  RFCC has no subsidiaries.  RFCC has the legal power and  authority to own,  operate and lease its RFCC and assets and to carry on its  business  as now  conducted, and is duly  qualified  to do business  wherever the nature and location of its business and assets require such qualification.

          (b)  Authorization and Capital Stock. RFCC has and the OWNERS have the legal power,  authority  and capacity to enter into,  execute,  deliver and perform its obligations  under this Agreement.  This Agreement  constitutes the valid and binding  agreement of RFCC, and the OWNERS and is enforceable in accordance with its terms (subject to applicable bankruptcy,  insolvency
     and  other  rights  affecting  the   enforceability  of  creditors'  rights
     generally and the discretion of the courts in granting equitable remedies).
     The authorized  capital stock of RFCC consists of 100,000,000  shares of no par value  Common  Stock and  20,000,000  shares of no par value  Preferred
     Stock of which 9,979,700  Common Shares and no Preferred Shares are validly issued,  fully paid,  non-assessable  and  outstanding.  There are no other securities,  subscriptive rights or rights, warrants,  options,  contracts, understandings or commitments providing for issuance of, or granting rights to acquire  any capital  stock of RFCC or  securities  convertible  into or exchangeable for capital stock of RFCC.

          (c) Assets and  Business.  Except as described in any schedule  and/or exhibit hereto and in the financial  statements,  RFCC owns, free and clear of all other mortgages,  claims, charges, liens, encumbrances restrictions, options,  pledges,  calls or  commitments of any character and any security interest  whatsoever,  and holds  good and  marketable  title to all of the assets and rights currently used in the conduct of its business.  There are no existing  agreements,  warrants or rights  providing for the sale of any assets, properties,  rights or for the business of RFCC except for sales in the ordinary course of business.

          (d) Licenses. If any licenses from which no exemption is applicable or has been obtained, are necessary,  RFCC holds all licenses necessary to the conduct of its business,  all of which have been duly and validly obtained, are  enforceable  and are in full force and  effect as of the date  hereof.
     RFCC is not in default  under any of such licenses and has not committed or omitted an act which would constitute default or which would be grounds for
     license   revocation  or   suspension.   Neither  this  Agreement  nor  its
     consummation  will  result in the  forfeiture,  revocation,  impairment  or suspension of such licenses.

          (e) Financial Statements. RFCC has delivered to INNO true, correct and complete  financial  statements of RFCC (copies of which are annexed hereto as Exhibit 3) as of and for the year ending March 31, 2000 in audited form, from an independent auditing firm of standing up to the requirements of the
     SEC and NASD for the level of public  reporting  selected by  HOLDINGS  and
     RFCC after the closing. The financial statements appearing as Exhibit 3 are materially  correct and complete and have been prepared in accordance  with generally accepted accounting principles  consistently  applied.  Financial statements for the year ending March 31,2001 and all subsequent  years will be audited and  certified by such  qualified  auditors and will include the combination or consolidation of the accounts of RFCC and HOLDINGS.

          (f)  Public and  Regulatory  Information.  RFCC and the  OWNERS  shall prepare  or  obtain  and  deliver  to  HOLDINGS  all  financial  and  other information required to be included in the reports which HOLDINGS must file in support  of the  trading  of its  common  stock in the Over The  Counter markets,  or as may be required by the SEC in connection  with the issuance and/or  trading  of its  securities,  or by the NASD or any  Broker  Dealer organization  making  a  market  or  proposing  to  make  a  market  in the securities  of  HOLDINGS,  all of which  shall be  prepared  and filed in a timely manner.  The preparation  and provision of all financial  statements described above in  sub-paragraph  (e) are included,  without  limiting the generality hereof, in this sub- paragraph (f).

          (g) Information.  All written material furnished or to be furnished by
     RFCC and the OWNERS does not and will not contain  any  statement  which is false or  misleading  with respect to any material  fact,  and does not and will not omit to state any material  fact,  the omission of which makes the statements therein false or misleading.

          (h)  Taxes.  RFCC has duly  filed  all tax  returns  and  reports ( or extensions  for filing such  returns and  reports)  related to its business required  to be filed and has duly  paid all  taxes and other  governmental charges  ("Taxes")  upon RFCC's  properties,  assets,  income,  franchises, licenses,  stock  issuances or transfers or sales  related to its business.
     There are no unpaid taxes which are a lien on RFCC's properties and assets, except  liens for Taxes not yet due and  payable.  There is not  pending or known any proposed  assessment by any taxing authority for additional Taxes applicable to RFCC.  RFCC has not adopted a plan of  liquidation  under any tax code, or entered into any contract to merge or consolidate with or sell all or any substantial part of its assets to any other firm or corporation.

          (i) No  Adverse  Change.  Except as set forth on  Schedule  3i annexed hereto,  and to the best  knowledge of the OWNERS after due inquiry,  since
     March  31,2000,  there has not been (i) any material  adverse change in the financial  condition  of RFCC or in its  operations,  business,  prospects, properties or assets, (ii) any past or prospective loss of its business, or any notice from any customer that it is planning or  considering a material change in its patronage, (iii) any mortgage, pledge, lien or encumbrance or other  security  interest made or incurred on any of RFCC's  assets,  other than liens for Taxes not yet due and  payable,  (iv) any sale,  transfer or other  disposition of RFCC's properties or assets other than arising in the ordinary course of business, (v) any loan, borrowing or guaranty obligating
     RFCC other than  arising in the ordinary  course of  business,  or (vi) any other  event  or  condition  of any  character  which  has  materially  and adversely affected or does materially and adversely affect RFCC's assets or impede its business.

          (j) Insurance.  RFCC maintains  fully paid-up  transferable  insurance policies or bonds which provide insurance  coverage in normal and customary amounts with  respect to the risks  normally  insured  against by companies similarly situated, including general and public liability insurance.

          (k) Litigation. Except as disclosed in any schedule or exhibit hereto, there is no  legal,  administrative,  arbitration  or other  proceeding  or claim,  governmental or administrative  investigation or inquiry pending or threatened against or involving RFCC or RFCC's properties, assets, business or financial condition, or which questions. RFCC's ability to carry out its obligations  hereunder,.  or which  challenges  the  acquisition of RFCC by
     HOLDINGS or the exchange of securities contemplated hereby.

          (l) Authority. On or before the closing date, RFCC will have taken all necessary  legal  action to approve  the  execution  and  delivery  of this
     Agreement  and  the  performance  of  its  obligations  hereunder  and  all transactions  contemplated  hereby  will have been duly  authorized  by all requisite corporate action on the part of the Directors and OWNERS of RFCC, and RFCC and no further  authorization,  approval or consent is  necessary.
     Neither the Directors  nor any other  present  OWNERS of RFCC will have any
     appraisal  or  other   dissenters'   rights   respecting  the  transactions
     contemplated hereby.

          (m) Compliance with Other Instruments.  Etc. Neither the execution and delivery  of  this  Agreement  nor  the  consummation  of the  transactions contemplated  hereby  will  conflict  with or  result  in  violation  of or constitute  a  default  under  and is not  prohibited  by the  Articles  of
     Incorporation  or  By-Laws  of  RFCC,  the  provisions  of  any  agreement, mortgage, indenture, franchise, license, permit, or other consent, approval authorization,  lease or other instrument, judgement, decree, order, law or regulation by which RFCC is bound or by which RFCC's business or assets may be affected.

          (n)  Governmental  and Other  Consents.  Etc. No consent,  approval or authorization of or declaration or filing with any  governmental  authority or other  person or entity,  domestic  or  foreign,  on the part of RFCC is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (o)  Compliance  with Law.  Etc.  RFCC has complied with and is not in default in any respect under any law, ordinance,  requirement,  regulation, judgement,  decree or order  applicable  to it or its  business or RFCC and
     RFCC has not received  notice of any claimed default with respect to any of the foregoing.

          (p) Adverse  Agreements.  Etc.  Except as set forth on any Schedule or exhibit hereto,  neither RFCC nor the OWNERS is a party to any agreement or instrument or subject to any charter or other corporate  restriction  which
     materially  and  adversely  affects  RFCC's  or  the  OWNERS'   obligations
     hereunder.

          (q)  Brokers.  All  negotiations  relative to this  Agreement  and the
     transactions   contemplated   hereby  have  been   conducted   without  the
     intervention of any other person or entity,  and in such a manner so as not to give  rise to any  valid  claim  against  INNO,  HOLDINGS  or RFCC for a finder's or brokerage fee or like payment.

          (r)  Restricted  Securities.  The  HOLDINGS  common stock to be issued hereunder,  upon issuance c and transfer to the OWNERS,  will not have been
     "registered" and therefore will be "restricted securities",  as those terms are used under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder.  By execution of this Agreement, each
     OWNER agrees,  represents and warrants that his acquisition of the HOLDINGS
     Shares  hereunder  is for  investment  only,  for his own account  (both of record and beneficially) and not with a view to "distribution" as that term is used under the 1933 Act. The HOLDINGS shares to be issued  hereunder may bear a legend substantially as follows: "THE SHARES OF STOCK REPRESENTED BY
     THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
     AS AMENDED,  OR UNDER ANY STATE  SECURITIES LAW, AND MAY NOT BE TRANSFERRED
     UNLESS THE  CORPORATION  RECEIVES AN OPINION OF COUNSEL,  AT THE REQUEST OF
     THE PRESIDENT,  SATISFACTORY TO THE CORPORATION AND ITS COUNSEL,  THAT SUCH
     TRANSFER OR OTHER  DISPOSITION CAN BE MADE WITHOUT  REGISTRATION  UNDER THE
     SECURITIES  ACT OF 1933 AND ALL  APPLICABLE  FEDERAL  AND STATE  SECURITIES
     LAWS. BY ACQUIRING  THE SHARES OF STOCK  REPRESENTED  BY THIS  CERTIFICATE,
     EACH  STOCKHOLDER  REPRESENTS THAT HE HAS ACQUIRED SUCH SHARES OF STOCK FOR
     INVESTMENT AND THAT HE WILL NOT SELL OR OTHERWISE  DISPOSE OF THE SHARES OF
     STOCK WITHOUT  REGISTRATION OR OTHER  COMPLIANCE WITH THE AFORESAID ACT AND
     RULES AND REGULATIONS THEREUNDER."

     5.  REPRESENTATIONS AND WARRANTIES OF INNO AND HOLDINGS.  INNO and HOLDINGS
represent and warrant to the OWNERS as follows:

          (a) Organization: Good Standing. INNO and HOLDINGS are duly organized, validly  existing and in good standing  under the laws of their  respective
     States of incorporation with all requisite corporate power and authority to own,  operate and lease its respective  RFCC and assets and to carry on its business as now or to be conducted, and is and will be duly qualified to do business  wherever  the nature and  location of its  businesses  and assets requires such qualification.

          (b)  Authority.  INNO and  HOLDINGS  have taken and will have  taken, prior to the closing date,  all necessary  corporate  action to approve the
     execution,   delivery  and   perfoffi1ance   of  this   Agreement  and  the
     transactions contemplated hereunder.

          (c) Capitalization. (i) The authorized capital of INNO consists of one hundred million (100,000,000) shares of common stock of which forty million
     (40,000,000)  shares are validly  issued,  fully paid,  non-assessable  and outstanding.  (ii) The  authorized  capital  of  HOLDINGS  consists  of one hundred  million  (100,000,000)  shares of common stock of which  1,600,000 will  have  been  issued  prior  to the  Closing  Date,  and  five  million
     (5,000,000)  shares of Preferred  stock of which none will have been issued prior to the closing date. In addition  Holdings will have issued 1,600,000
     Redeemable Common Stock Purchase Warrants  entitling each Warrant Holder to purchase on or before  December  31, 2002 one (1) share of Holdings  common stock per  Purchase  Warrant  for the sum of one  dollar  and  fifty  cents
     ($1.50); (iii) except as set forth in this Agreement, there are and will be
     on  the  Closing  Date,   no  existing   agreements,   warrants,   options,
     subscription  rights or other contracts or rights providing for the sale or issuance of securities of HOLDINGS.

          (d) Assets and Business.  INNO and HOLDINGS  respectively engage in no business except as characterized by the purposes of this Agreement. Neither
     INNO nor HOLDINGS own any  material  assets or RFCC.  There are no existing agreements,  warrants or rights  currently used or useful in the conduct of the business of either INNO or HOLDINGS.

          (e) Licenses. Neither INNO nor HOLDINGS holds any licenses.

          (f) Financial Statements. (i) During the seven (7) years preceding the date of this  Agreement,  no audited or unaudited  financial  statement has been  prepared  on  INNO.  INNO  has no  material  assets  and no  material liabilities.  INNO has not engaged in any business  during the period since
     1991.  (ii) HOLDINGS was  incorporated  on April 26,2000.  HOLDINGS has not prepared a financial statement.  On the Closing Date, HOLDINGS will have no liabilities and no assets with the exception of "Organization  Costs" in an amount less than two thousand dollars ($2,000.00).

          (g) Public and Regulatory Information. INNO shall use its best efforts to supply infonI1ation to the OWNERS and HOLDINGS and RFCC for inclusion in any  reports  required to be filed by HOLDINGS in support of the trading of its common stock in the Over The Counter markets,  or as may be required by the SEC in connection  with the issuance  and/or trading of its securities, or by the  NASD or any  Broker  Dealer  organization  making  ~  market  or proposing to make a market in the securities of HOLDINGS. Nothing contained herein shall  function to obligate  INNO to obtain  and/or  supply  audited financial  infonI1ation  or  other  infonI1ation  which  INNO,  in the sole judgement of its officers and directors, cannot practicably obtain.

          (h) Information.  All written material furnished or to be furnished by
     INNO and  HOLDINGS  does not and will not  contain any  statement  which is false or  misleading  with respect to any material  fact,  and does not and will not omit to state any material  fact,  the omission of which makes the statements therein false or misleading.

          (i)  Taxes.  INNO has not since 1991 filed  federal,  state,  local or foreign tax returns and reports (or  extensions for filing such returns and reports)  related to its business.  INNO believes that no such returns were required to be filed between 1991 and the Closing Date. There are no unpaid taxes which are a lien on INNO's  RFCC and assets.  There is not pending or known any proposed  assessment by any taxing authority for additional Taxes applicable to INNO.

          (j)  Insurance.  Neither INNO nor  HOLDINGS  maintains  any  insurance policies or bonds with  respect to the risks  normally  insured  against by companies  similarly  situated,  including  general  and  public  liability insurance.

          (k)  Litigation.  There is no legal,  administrative,  arbitration  or other proceeding or claim, governmental or administrative  investigation or inquiry pending or threatened against or involving INNO or HOLDINGS,  their
     RFCC,  assets,  business or financial  condition,  or which  questions  the ability of INNO or  HOLDINGS  to carry out its  obligations  hereunder,  or which  challenges  the  acquisition  of RFCC by HOLDINGS or the exchange of securities contemplated hereby.

          (l) Authority.  On or before the closing date,  INNO and HOLDINGS will have taken all necessary legal action to approve the execution and delivery of this Agreement and the performance of its obligations  hereunder and all transactions  contemplated  hereby  will have been duly  authorized  by all requisite  corporate  action  on the  part of the  Directors  of  INNO  and
     HOLDINGS, and INNO and HOLDINGS, and no further authorization,  approval or consent is necessary.

          (m) Compliance with Other Instruments.  Etc. Neither the execution and delivery  of this l  Agreement  nor the  consummation  of the  transactions contemplated  hereby  will  conflict  with or I result in  violation  of or constitute  a  default  under  and is not  prohibited  by the  Articles  of
     Incorporation  or  By-Laws  of  INNO or  HOLDINGS,  the  provisions  of any agreement,  mortgage,  indenture,  franchise,  license,  permit,  or  other consent,  approval  authorization,  lease or other  instrument,  judgement, decree,  order,  law or regulation by which INNO or HOLDINGS is bound or by which any business or assets may be affected.

          (n)  Governmental  and Other  Consents.  Etc. No consent,  approval or authorization of or declaration or filing with any  governmental  authority or other  person or entity,  domestic  or  foreign,  on the part of INNO or
     HOLDINGS is required in connection  with the execution and delivery of this
     Agreement or the consummation of the transactions contemplated hereby.

          (o) Compliance with Law. Etc. INNO and HOLDINGS have complied with and are not in default in any respect  under any law,  ordinance,  requirement, regulation, judgement, decree or order applicable to them or their business or RFCC and neither has received notice of any claimed default with respect to any of the foregoing.

          (p) Adverse  Agreements.  Etc. Neither INNO nor HOLDINGS is a party to any agreement or  instrument  or subject to any charter or other  corporate restriction  which  materially  and  adversely  affects  their  obligations hereunder.

          (q) No Continuing  INNO Interest.

               (a)By  execution  of this  Agreement,  INNO and  HOLDINGS  agree, represent and warrant that after  distribution  of the HOLDINGS shares described

               (b) Operation in Usual  Manner.  From and after the execution and delivery  of this  Agreement  and until  the  Closing  Date,  INNO and
          HOLDINGS  shall  continue to conduct  business in a prudent manner and not engage in any activity  outside the normal and ordinary  course of such  business  in pursuit of the  transactions  contemplated  by this
          Agreement and not incur any  obligations not incurred in the interests of the transactions contemplated hereby and take no actions or omit to take any actions  the taking or omitting of which would  result in any material adverse change in the financial condition of INNO or HOLDINGS or either of their operations,  business, prospects, RFCC or assets or ability to perform their respective obligations hereunder.

               (c) Miscellaneous.  INNO and HOLDINGS agree to call and hold such meeting(s)  of Directors as shall be necessary to consider and approve the transactions described herein.

     8.  CONDITIONS  PRECEDENT TO THE  OBLIGATIONS  OF RFCC AND THE OWNERS.  All
obligations  of RFCC and the OWNERS  under this  Agreement  are subject at their discretion  to the  fulfillment,  at or prior to the Closing Date of each of the following conditions:

          (i)  INNO's  and  HOLDINGS's  representations  and  warranties  herein contained  shall be true in all material  respects on and as of the Closing
     Date with the same force and effect as though made on and as of said date;

          (ii) INNO and HOLDINGS shall have  performed in all material  respects all its  obligations  and  agreements  and complied  with all its covenants contained in this  Agreement to be performed  and complied with by INNO and
     HOLDINGS on or prior to the Closing Date;

          (iii) The OWNERS  shall have  received a  certificate  executed by the
     President  of  INNO  dated  the  Closing   Date,   in  form  and  substance
     satisfactory  to the  OWNERS,  with  respect to the  matters  specified  in
     Section 9(i) and 9(ii);

          (iv) The OWNERS  shall have  received a  certificate  executed  by the
     President of INNO and  attaching  evidence of Corporate  existence and good standing of INNO and HOLDINGS in form and substance satisfactory to OWNERS.

          (v) No suit  action or other  proceeding  shall be pending  before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection  with, this Agreement or the  consummation of the  transactions  contemplated  hereby or which might materially  and  adversely  affect  the value of  HOLDINGS's  business  and assets.

     9.   CONDITIONS   PRECEDENT  TO  INNO'S  AND  HOLDINGS'S   OBLIGATIONS  All
obligations  of RFCC and the OWNERS  under this  Agreement  are subject at their discretion,  to the fulfillment,  at or prior to the Closing Date of each of the following conditions:

          (i)  RFCC'  and the  OWNERS'  representations  and  warranties  herein contained  shall be true in all material  respects on and as of the Closing
     Date with the same force and effect as though made on and as of said date;

          (ii) RFCC and the OWNERS shall have performed in all material respects all its  obligations  and  agreements  and complied  with all its covenants contained in this  Agreement to be performed  and complied with by RFCC and the OWNERS on or prior to the Closing Date;

          (iii) INNO shall have received a certificate executed by the President of RFCC and by the OWNERS  dated the Closing  Date,  in form and  substance satisfactory  to the  President  of  INNO,  with  respect  to  the  matters specified in Section 10(i) and 10(ii);

          (iv) INNO shall have received a certificate  executed by the President of RFCC and attaching evidence of Corporate  existence and good standing of
     RFCC in form and substance satisfactory to the President of INNO.

          (v) No suit  action or other  proceeding  shall be pending  before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection  with, this Agreement or the  consummation of the  transactions  contemplated  hereby or which might materially and adversely affect the value of RFCC' business and assets.

     10. SURVIVAL OF CERTAIN PROVISIONS. All of the representations,  warranties and covenants contained in Sections 5,6,7 ,and 8 of this Agreement shall survive the Closing Date for a period of two (2) years.

     11. INDEMNIFICATION OF INNO AND HOLDINGS.

          (a)  Notwithstanding the events to take place on the Closing Date, and regardless of any investigation at any time made by or on behalf of INNO or
     HOLDINGS  or any  information  that  either of them may have,  RFCC and the
     OWNERS agree to fully  indemnify,  defend,  save and hold INNO and HOLDINGS harmless  in the event that INNO or  HOLDINGS  shall at any time during the two (2) year period following the Closing Date, suffer any expense, damage, liability,  los~ cost or deficiency,  or shall have asserted against it any claim,  demand or suit,  which arises out of or results from, or if INNO or
     HOLDINGS shall pay or become  obligated to pay any sum or incur any expense
     (including reasonable attorney's fees) on account of the following: (i) any inaccuracy in any  representation  or the breach of any warranty of RFCC or the  OWNERS  hereunder;  (ii) any  failure  of RFCC or the  OWNERS  duly to perform or observe any term,  provision,  covenant,  agreement or condition hereunder  on the part of RFCC or the OWNERS to be  performed  or observed;
     (iii) any material  misrepresentation  in, or omission from, any statement, exhibit, certificate,  schedule or other document furnished on or after the date  hereof  pursuant  to this  Agreement  by RFCC or the  OWNERS  (or any representative  thereof); (iv) any and all claims, demands, suits, actions, causes of action, proceedings,  losses, liabilities,  judgements, including but not limited to, costs and legal and other expenses,  incident to any of the  matters  otherwise  indemnified  against  by this  Section  12 must be asserted by INNO or HOLDINGS  no later than the second  anniversary  of the
     Closing Date.

          (b) The foregoing  indemnification is in addition to all of INNO's and
     HOLDINGS's  other rights and remedies under law or in equity for any breach by RFCC or the  OWNERS and  INNO's  and  HOLDINGS'  right of offset for any
     Consideration  or other sum which INNO or HOLDINGS is  obligated  to pay to the OWNERS is expressly preserved.

12. INDEMNIFICATION OF RFCC AND THE OWNERS.

          (a)  Notwithstanding the events to take place on the Closing Date, and regardless of any investigation at any time made by or on behalf of RFCC or the  OWNERS or any  information  that  either  of them may  have,  INNO and
     HOLDINGS  agree  to fully  indemnify,  defend,  save and hold  RFCC and the
     OWNERS  harmless  in the event  that RFCC or the  OWNERS  shall at any time during the two (2) year  period  following  the  Closing  Date,  suffer any expense,  damage,  liability,  loss,  cost or  deficiency,  or  shall  have asserted  against  it any  claim,  demand or suit,  which  arises out of or results from, or if RFCC or the OWNERS shall pay or become obligated to pay any sum or incur any  expense  (including  reasonable  attorney's  fees) on account of the following:  (i) any inaccuracy in any  representation or the breach of any warranty of INNO or HOLDINGS  hereunder;  (ii) any failure of
     INNO or HOLDINGS duly to perform or observe any Term, provision,  covenant, agreement  or  condition  hereunder  on the part of INNO or  HOLDINGS to be performed or observed; (iii) any material misrepresentation in, or omission from,  any  statement,  exhibit,  certificate,  schedule or other  document furnished on or after the date hereof pursuant to this Agreement by INNO or
     HOLDINGS  ( or any  representative  thereof);  (iv)  any  and  all  claims,
     demands,   suits,   actions,   causes  of  action,   proceedings,   losses,
     liabilities,  judgements, including but not limited to, costs and legal and other  expenses,  incident  to  any of the  matters  otherwise  indemnified against by this  Section 13 must be asserted by RFCC or the OWNERS no later than the second anniversary of the Closing Date.

          (b) The foregoing  indemnification  is in addition to all of RFCC' and the OWNERS' other rights and remedies under law or in equity for any breach by INNO or  HOLDINGS  and RFCC'  and the  OWNERS  right of  offset  for any
     Consideration  or other sum which RFCC or the OWNERS is obligated to pay to
     INNO or HOLDINGS is expressly preserved.

          Agreement shall be determined by a court of competent  jurisdiction to be invalid, void or unenforceable,  the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     22. COUNTERPARTS.  This Agreement may be executed  simultaneously in two or more counterparts,  each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

     23.  GOVERNING  LAW. This  Agreement  shall be governed by and construed in accordance with the laws of the State of  Massachusetts  and shall be binding on and shall  inure to the  benefit  of the  parties  hereto  and their  respective successors and assigns.

     24. HEADINGS.  The descriptive  headings of the several  paragraphs of this
Agreement are inserted for convenience  only and do not constitute apart of this
Agreement.

                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first written above.

                                                 INNOVATION INTERNATIONAL, INC.

Attest:

/s/ Lee B. Wright                                /s/ Frank G. Wright
-------------------------                        -------------------------------
Lee B. Wright, Secretary                         Frank G. Wright, President

                                                 REFERRAL HOLDINGS CORPORATION

Attest:

/s/ Lee B. Wright                                /s/ Frank G. Wright
-------------------------                        -------------------------------
Lee B. Wright, Secretary                         Frank G. Wright, President

RFCC, INC.

/s/ Glenn A. LaPointe
----------------------------------
President

Attest:

/s/ Ty Davidson
____________________________________               Assistant Secretary
THE OWNERS.

By their agent and representative:

Glenn A. LaPointe

/s/ Glenn A. LaPointe                              Witness:

                                                  /s/ Ty Davidson
                                                  ---------------------------